UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2005
Global Energy Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31505	23-3020677
(Commission File Number)	(IRS Employer Identification No.)

5000 Legacy Drive, Ste.470
Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)
(972) 943-6040
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
     This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company’s pro forma financial statements and the related notes that will be filed by the Company within 71 days, as described in Item 9 below.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     On August 19, 2005, the Company completed the acquisition of Global Energy Distribution Group, L.L.C. (“GEDG”), the Company’s exclusive master distributor, pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”), effective as of July 1, 2005, with GEDG, CND, L.L.C. (“CND”), Recap Group, L.L.C. (“Recap”), Cazatur Group, L.L.C. (“Cazatur”), Allen Wheeler (“Wheeler”), Robert J. Smith (“Smith”), and Quest Capital Alliance, L.L.C. (“Quest”) (CND, Recap, Cazatur, Wheeler, Smith and Quest are the “GEDG Members”). Pursuant to the terms of the Purchase Agreement, the Company purchased from the GEDG Members all of the outstanding membership units in GEDG in exchange for 81,746,409 shares of the Company’s newly-issued common stock.
     The Purchase Agreement resulted in a change of control of the Company, with CND acquiring (a) 49,865,309 of the Company’s outstanding common stock, representing approximately 52% of the Company’s then outstanding common stock, and (b) the power to vote an additional approximately 5.3 million shares of the Company’s voting preferred stock as the successor trustee under the Voting Trust Agreement, dated January 30, 2004 (the “Series A Voting Trust”), covering all of the outstanding shares of the Company’s Series A Preferred Stock and as trustee under a substantially similar Voting Trust Agreement, dated August 19, 2005 (the “Series B Voting Trust”), covering all of the outstanding shares of the Company’s Series B Preferred Stock (together, the “Voting Trusts”). Holders of the Company’s preferred stock are entitled 10 votes per share of preferred stock, voting together as a class with the common stock. As a result, CND currently possesses through its ownership of common stock and as trustee of the Voting Trusts, approximately 68% of the total outstanding voting power in the Company.
     Pursuant to terms of the Purchase Agreement, (a) approximately $380,000 in accrued and unpaid dividends on the Company’s 6% Redeemable Preferred Stock, Series A and the 6% Redeemable Preferred Stock, Series B, as of June 30, 2005, were cancelled; (b) outstanding warrants owned by the holders of the Series A and Series B Preferred for the purchase up to approximately 52.9 million shares of the Company’s common stock were terminated. As a condition of the Purchase Agreement, the holders of Series A and Series B Preferred resolved to amend the terms of the Series A and Series B

Preferred to provide for an annual mandatory redemption of 20% of the outstanding preferred stock over a five year period, beginning June 30, 2006. Also, the GEDG Members received certain registration rights covering the 81,746,409 shares of common stock issued under the Purchase Agreement.
     As described in Item 5.01 of the Current Report on Form 8-K, the issuance of 81,746,409 shares of Common Stock pursuant to the terms of the Purchase Agreement, resulted in a change in control of the Company. The Company believes that such change in control triggers the net operating loss limitations under Section 382 of the Internal Revenue Code, resulting in the limitation of the Company’s ability to deduct its pre-change net operating losses against its future income.
     Mr. James Majewski, the manager of CND, is a director of the Company. Mr. Henry Burkhalter, a director of the Company, is the manager of Cazatur, the owner of approximately 10.5% of GEDG prior to the transaction. David Webb, the Chairman of the Board of Directors of the Company, is the manager of Recap, the owner of approximately 10.5% of GEDG prior to the transaction. Steven Fox, a director of the Company is the manager of Quest, the owner of approximately 1.4% of GEDG prior to the transaction. Prior to the closing of the Purchase Agreement, CND acquired an approximately 61% of GEDG from the GEDG Members (other than CND) for $2.5 million. CND funded $2.0 million of such purchase price through a financing from International Bankshares Corporation.
     The consideration paid for the acquisition of all of the membership units in GEDG was based on the Board’s consideration of the assets, prospects, and financial condition of the Company and the Company’s arm’s length negotiations with CND. The Board also received the opinion of evaluation and financial advisors that the transactions contemplated by the Purchase Agreement were fair to the stockholders of the Company on a financial basis.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES
     As described in Item 2.01 of this Current Report on Form 8-K, which Item is incorporated in this Item 3.02 by reference, the Company issued 81,746,409 shares of its common stock in exchange for all of the issued and outstanding membership units of GEDG. Of these, 49,865,309 shares were issued to CND, 12,114,817 shares were issued to Wheeler, 8,608,305 shares were issued to Recap, 8,608,305 shares were issued to Cazatur, 1,147,310 shares were issued to Quest, and 1,402,359 shares were issued to Smith. In connection with the Purchase Agreement, 100,000 shares were also issued to Peter E. Toomey and 75,000 shares were also issued to Joseph Richardson. Each of the foregoing investors of the common stock represented to the Company that each investor is “accredited.” These securities were issued by the Company in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and/or pursuant to Rule 506 of Regulation D promulgated thereunder.
ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
     As described in Item 2.01 of this Current Report on Form 8-K, which Item is incorporated in this Item 3.03 by reference, as a condition to the closing of the Purchase Agreement, the holders of the Series A and Series B Preferred Stock agreed to cancel approximately $380,000 in dividends on the Series A and Series B Preferred Stock that were accrued and unpaid as of June 30, 2005. In addition, outstanding warrants held by the holders of the Series A and Series B Preferred Stock for the purchase of up to approximately 52.9 million shares of the Company ‘s common stock were cancelled.
     Prior to the closing of the Purchase Agreement, the terms of the Series A Preferred Stock required the Company to redeem one-third of the outstanding shares of Series A Preferred on each anniversary of the issue date of such shares, which was January 30, 2004. Also, the terms of the Series B Preferred Stock required the Company to redeem one-third of the Series B Preferred on each anniversary of issuance, with the first shares of Series B Preferred being issued on January 30, 2004. Pursuant to the terms of the Purchase Agreement, all of the holders of the Series A and Series B Preferred resolved to amend the terms of the Series A and Series B Preferred to provide for an annual mandatory redemption of 20% of the outstanding shares of preferred stock over a five year period, beginning June 30, 2006.
ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT
     The transaction described in Item 2.01 of this Current Report on Form 8-K, which Item is incorporated in this Item 5.01 by reference, resulted in CND acquiring control of the Company. CND, the Company’s exclusive master distributor, acquired 49,865,309 of the Company’s outstanding common stock, representing approximately 52% of the Company’s outstanding common stock as of August 22, 2005. Pursuant to the terms of the Purchase Agreement, CND was appointed trustee of (a) the Series A Voting Trust, covering all of the outstanding shares of the Company’s Series A Preferred Stock and (b) the Series B Voting Trust, covering all of the outstanding shares of the Company’s Series B Preferred Stock. Holders of the Series A and Series B Preferred are entitled 10 votes per share of preferred stock, voting together as a class with the common stock. As a result, CND currently possesses, through its ownership of common stock and as trustee of the Voting Trusts, approximately 68% of the total voting power in the Company.
     Immediately prior to the closing of the Purchase Agreement, the Company had 13,910,708 outstanding shares of common stock and 5,293,897 outstanding shares of preferred stock. As a result of the issuance of common stock upon the closing of the Purchase Agreement, the Company has 95,832,117 shares of common stock outstanding as of August 22, 2005.
     Prior to the closing of the Purchase Agreement, Global Energy Acquisition Group, L.L.C. (“GEAG”) possessed voting control over the Company. At that time, GEAG was the trustee of the Series A Voting Trust and, as a result, possessed the power to vote 2,453,615 shares of Series A Preferred Stock, representing 37% of the total voting power in the Company prior to the closing of the Purchase Agreement. GEAG’s voting power under the Series A Voting Trust, when combined with GEAG’s ownership of 2,840,282 shares of Series B Preferred Stock, resulted in GEAG possessing, prior to the closing of the Purchase Agreement, approximately 79% of the total voting power in the Company. In connection with the closing of the Purchase Agreement, GEAG resigned as trustee of the Series A Voting Trust, in favor of CND, and GEAG and its principals entered into the Series B Voting Trust, which grants CND the right to vote all of the 2,840,282 shares of outstanding Series B Preferred Stock. Immediately following the closing of the Purchase Agreement, GEAG and its principals possessed the right to vote the

29,331,428 shares of the Company’s common stock that were acquired pursuant to the terms of the Purchase Agreement, representing approximately 20% of the total voting power in the Company.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statement of Businesses Acquired.
     The financial statements of the Company required by Rule 3-05(b) of Regulation S-X will be filed by an amendment to this Current Report on Form 8-K by no later than 71 days after the filing of this Report.
     (b) Pro Forma Financial Information.
     The pro forma financial information required by Article 11 of Regulation S-X will be filed by an amendment to this Current Report on Form 8-K by no later than 71 days after the filing of this Report.
     (c) Exhibits.

4.1	Registration Rights Agreement*
9.1	Voting Trust Agreement (Series B)*
9.2	Resignation of Trustee*
9.3	Appointment of Trustee*
10.1	Securities Purchase Agreement**
* Filed herewith.
** Incorporated by reference to the same-named exhibit to the Company’s Quarterly Report on Form
10-QSB for the period ended June 30, 2005, as originally filed on August 23, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY GROUP, INC.
/s/ John R. Bailey
John R. Bailey, President, Chief Financial Officer,
and Chief Operating Officer

Date: August 25, 2005